RECEIPT of PAYMENTS AND AMENDMENT OF AGREEMENT
(Dated 04-19-2007)

Recitals:

WHEREAS, This AGREEMENT is made on the date first stated above,

(a) to acknowledge that RRE has received $15,000 from RIVIERA (Riviera Investments Inc., Winston Salser, President) on or about 04-19-07, including one wire transfer, in the amount of $8,850.00, which RRE directed RIVIERA to send directly to the Fridley account; and

(b) to acknowledge that the receipt of said $15,000.00 is in payment of the second installment on an agreement further defined below, which we will refer to here as the "May 2, 2006 Agreement"; and

(c) to acknowledge an Amendment of the May 2, 2006 Agreement, which Amendment (herein referred to as Amendment #1) was contained in that certain agreement dated March 22, 2007 (as further defined below); and

(d) to make additional Amendments #2 and #3, as specified below, to the May 2, 2006 Agreement; and

(e) to present, and for RRE and RIVIERA to sign, the text of a restated version of the May 2, 2006 Agreement which shall have a further Amendment #4 according to which the words "as the original May 2, 2006 agreement has been amended, restated, and re-signed on April 19, 2007" are added to the end of the original title.

Now therefore, for and in consideration of the premises and mutual covenants herein contained, the parties hereto intending to be legally bound hereby, agree as follows:

1. That this $15,000 amount now received is the second of ten yearly payments, which will total $150,000 when completed, according to that certain Agreement between RRE and Riviera Investments Inc., which is dated approximately May 2, 2006, and which is sometimes loosely referred to as either the "May 2, 2006 Agreement", or the "05-02-2006

Agreement", between RRE and RIVIERA.", or the "Exclusive Option to Purchase License Manufacturing and Marketing Agreements, for South and Central America, the Caribbean and South Africa", and in which RRE has given exclusive options rights for Tirecycle Licenses throughout the Western Hemisphere, except for North America, and including the single additional country of South Africa.

2. That said agreement was recently amended, by the March 22, 2007 agreement, involving RRE, RIVIERA, LAEL and 2PCR, which is included herein by reference, and said March 22, 2007 agreement contained an amendment (referred to herein as Amendment #1) that stated, as it concerned the Amendments which affected the terms of the May 2, 2006 agreement, as follows (see text in the vicinity of lines 904 – 913 of the March 22, 2007 Agreement):

> "In addition, and for the same reasons, and to achieve consistency between them, we hereby amend those 2 certain Agreements between RRE and RIVIERA, one listed in sub paragraph (ii) above, and dated approximately May 2, 2006, and awarding exclusive options for an area "loosely described as South and Central America as well as South Africa" and the other [countries] listed in sub paragraph (iii) above, and dated approximately May 3, 2006, and awarding both exclusive options to Europe and Asia plus exclusive repurchase rights for Europe, Asia and North America, as follows: Where these two Agreements originally read: '...shall then continue in force without further payments.' They are hereby amended to read: '...shall continue in force, without requiring any additional payments, for an additional period of 99 years.' We also hereby amend that certain Agreement between RRE and RIVIERA, which is listed in sub paragraph (i) above, and dated approximately April 20, 2006, awarding exclusive options agreements for a region "loosely described as the MIDDLE EAST" as follows: where the Agreement originally read '...for a total of One-Hundred-Fifty-Thousand and no/100 dollars ($150,000.00) in consideration for said Exclusive Options.' It shall read, as amended: '...for a total of One-Hundred-Fifty-Thousand and no/100 dollars ($150,000.00) in consideration for said Exclusive Options, which exclusive options agreement shall then continue in force, without requiring any additional payments, for an additional period of 99 years.' "

3. That RRE and RIVIERA have hereby agreed to make the following additional amendment #2 to said May 2, 2006 Agreement, otherwise referred to as the "Exclusive Option to Purchase License Manufacturing

and Marketing Agreements, for South and Central America, the Caribbean and South Africa":

Where the text of the original May 2, 2006 Agreement states:

"2. That RIVIERA has paid the sum of Fifteen-Thousand and no/100 dollars ($15,000.00) the sum of which is hereby acknowledged by RRE as the initial payment for the following Exclusive Options. RIVIERA shall pay the sum of Fifteen-Thousand and no/100 dollars, on a yearly basis, for ten years, for a total of One-Hundred-Fifty-Thousand and no/100 dollars ($150,000.00) in consideration for said Exclusive Options which shall then continue in force without further payments. Said payments shall be due on execution of this agreement and no later than April 30th, of each successive year. Failure to make a payment when due shall extinguish the Options contained herein."

Said text is hereby amended to read instead:

"2. That RIVIERA has on or about May 2, 2006, paid the sum of Fifteen-Thousand and no/100 dollars ($15,000.00) the sum of which is hereby acknowledged by RRE as the initial payment for the following Exclusive Options. RIVIERA shall pay the sum of Fifteen-Thousand and no/100 dollars, on a yearly basis, for ten years, for a total of One-Hundred-Fifty-Thousand and no/100 dollars ($150,000.00) in consideration for said Exclusive Options which shall then continue in force without further payments. Said payments shall be due on execution of this agreement and no later than April 30th, of each successive year. Delivery of the second payment of $15,000.00 is acknowledged to have been made on or about April 19, 2007. Failure to make further payments when due shall extinguish the Options contained herein, except that, because such failure could result from inadvertence, or failure of the means of transmittal of the payment, therefore RRE shall have the obligation to notify RIVIERA (including, if not unreasonable, by means specified in advance for such purpose by RIVIERA), of any such failure, allowing 30 days after such notification for RIVIERA to make such payment before the options and agreements contained herein are extinguished."

4. That RRE and RIVIERA have hereby agreed to make the following additional amendment #3 to said May 2, 2006 Agreement, otherwise referred to as the "Exclusive Option to Purchase License Manufacturing and Marketing Agreements, for South and Central America, the Caribbean and South Africa", for the purpose of explicitly indicating that the amended and restated version of the May 2, 2006 agreement includes

the text of the May 2, 2006 agreement by reference, and only amends rather than replacing that agreement:

Where the text of the original May 2, 2006 Agreement states:

8. Entire Agreement: This Agreement and all documents referred to herein contain the entire and exclusive agreement and understanding between the parties on the subject matter contained herein and supersedes all prior agreements, understandings and arrangements relating thereto. No representation, undertaking or promise shall be taken to have been given or implied from anything said or written in negotiations between the parties prior to this Agreement except as may be expressly stated in this Agreement.

Said text is hereby amended to read instead:

8. Entire Agreement: This Agreement and all documents referred to herein contain the entire and exclusive agreement and understanding between the parties on the subject matter contained herein and supersedes all prior agreements, understandings and arrangements relating thereto. This Agreement is an amended and restated version of the May 2, 2006 agreement and continues all the rights and terms of that earlier agreement except insofar as they have been specifically amended by this Agreement. No representation, undertaking or promise shall be taken to have been given or implied from anything said or written in negotiations between the parties prior to this Agreement except as may be expressly stated in this Agreement.

5. That the restated text of the 05-03-2006 Agreement, as amended by the terms of the March 22, 2007 agreement, involving RRE, RIVIERA, LAEL and 2PCR agreement (Amendment #1), and as further amended by the present agreement (Amendments #2 and #3), is presented as Appendix 1 to this AGREEMENT, and is to be signed by both RRE and RIVIERA to provide a legal and binding restatement of the terms of the May 2, 2006 Agreement, and that the title of this restated Agreement is hereby amended (Amendment #4) to change the former title reading "EXCLUSIVE OPTION TO PURCHASE LICENSE, MANUFACTURING AND MARKETING AGREEMENTS", so that the text of said title shall instead read: "EXCLUSIVE OPTION TO PURCHASE LICENSE, MANUFACTURING AND MARKETING AGREEMENTS, as the original May 2, 2006 agreement has been amended, restated, and re-signed on April 19, 2007"

6. Severability: If any provision of this AGREEMENT is invalid or unenforceable under applicable law, it shall not affect the validity or enforceability of the remainder of the terms of this AGREEMENT.

7. Entire Agreement: This Agreement and all documents referred to herein contain the entire and exclusive agreement and understanding between the parties on the subject matter contained herein and supersede all prior agreements, understandings and arrangements relating thereto. No representation, undertaking or promise shall be taken to have been given or implied from anything said or written in negotiations between the parties prior to this Agreement except as may be expressly stated in this Agreement.

IN WITNESS WHEREFORE, The parties hereto, have executed this AGREEMENT as of the day and year first written below.

Dated: April 19, 2007

Rubber Research Elastomerics, Inc.	Riviera Investments, Inc.
By: [signature]	By: [signature]
Fred Stark, Jr., CEO	Winston Salser, President
	April 19, 2007